UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C. 20549

                                  FORM 8-K

                               CURRENT REPORT





PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    January 24, 1995




                           Meredith Corporation
         (Exact name of registrant as specified in its charter)



                    Iowa                1-5128          42-0410230
      (State or other jurisdiction   (Commission     (I.R.S. Employer
          of incorporation)          File Number)   Identification No.)



    1716 Locust Street, Des Moines, Iowa                50309-3023
  (Address of principal executive offices)              (ZIP Code)



  Registrant's telephone number, including area code  515 - 284-3000








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Item 5.  Other Events.

On January 24, 1995, Meredith Corporation reported a 56 percent increase in comparable earnings per share for the fiscal 1995 second quarter, marking the company's tenth consecutive quarter of improved comparable earnings. Net earnings for the quarter ended December 31, 1994, were $8,919,000, or 64 cents per share, compared to prior year earnings, before non-recurring items, of $5,899,000, or 41 cents per share. Revenues for the quarter were $214,884,000, a five percent increase from prior-year second quarter revenues. Net earnings in the prior-year second quarter were $11,504,000, or 80 cents per share.
These results included a post-tax gain of $8,197,000, or 57 cents per share, from the December 1993 sale of two television stations. The prior-year second quarter also included a one-time post-tax charge of $2,592,000, or negative 18 cents per share, for taxes on disposed properties.

Fiscal 1995 year-to-date earnings, before a change in accounting principle and a non-recurring credit, were $14,844,000, or $1.07 per share. This represents an increase in comparable earnings per share of 65 percent from the prior year-to-date results of $9,343,000, or 65 cents per share. Revenues for the fiscal 1995 period totaled $415,031,000, a seven percent increase over prior-year revenues of $386,921,000. Net earnings for the six months ended December 31, 1994, were impacted by a non-recurring item and a change in accounting principle. As reported previously, $4.7 million, or 34 cents per share, in post-tax interest income was recorded in the first quarter ended September 30, 1994, from the favorable IRS settlement of the Ladies' Home Journal magazine tax case. As discussed in the following paragraph, the recognition of a change in accounting principle caused the Company to record a loss of $26,569,000 or negative $1.92 per share for the six months ended December 31, 1994.

A change in accounting principle was adopted, effective July 1, 1994, related to the treatment of magazine subscription acquisition costs. In December, 1994, Practice Bulletin 13, "Direct-Response Advertising and Probable Future Benefits" was issued by the Accounting Standards Executive Committee ('AcSEC") of the American Institute of Certified Public Accountants (AICPA). Practice Bulletin 13 was issued as an interpretation of AcSEC's Statement of Position 93-7, "Reporting on Advertising Costs," which the Company had previously adopted. Practice Bulletin 13 required the Company to change from a method of deferring most subscription acquisition costs over the life of a subscription to the method prescribed by the Practice Bulletin. The result was a post-tax charge of $46.2 million, or a negative $3.33 per share, reflecting the cumulative effect of the change in accounting principle as of July 1, 1994.

Net earnings for the first six months of fiscal 1994 were $14,948,000, or $1.04 per share, including the previously mentioned gain on disposition and non-recurring charge.

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                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              MEREDITH CORPORATION
                              Registrant



                                (Larry D. Hartsook)
                                 Larry D. Hartsook
                              Vice President - Finance
                              (Principal Financial and
                                 Accounting Officer)

Date:  January 27, 1995
























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